Exhibit 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of Intergraph Corporation and subsidiaries of our report dated November 4, 2004, as amended, included in the 2003 Annual Report to Shareholders of Intergraph Corporation.

Our audits also included the financial statement schedule of Intergraph Corporation listed in Item 15(a)(2). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements of Intergraph Corporation listed below of our report dated November 4, 2004, as amended, with respect to the consolidated financial statements, as restated, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K/A) of Intergraph Corporation.

Form S-3	Registration Statement No.	33-25880
Form S-8	Registration Statement No.	33-53849
Form S-8	Registration Statement No.	33-57211
Form S-8	Registration Statement No.	33-59621
Form S-8	Registration Statement No.	333-79129
Form S-8	Registration Statement No.	333-79137
Form S-8	Registration Statement No.	333-100923

/s/ Ernst & Young LLP

Birmingham, Alabama
November 4, 2004